Exhibit 99.1

tronc, Inc. ANNOUNCES PLAN TO RENAME COMPANY TRIBUNE PUBLISHING COMPANY

CHICAGO, October 4, 2018 (GLOBE NEWSWIRE) — tronc, Inc. (NASDAQ:TRNC) announced today its decision to rename the company Tribune Publishing Company. The change to Tribune Publishing Company will formally take effect on Tuesday, October 9, 2018 at 4:15 pm, Eastern Daylight Time.

The company’s common stock will resume trading on the NASDAQ with the opening of trading on Wednesday, October 10, 2018 under the ticker TPCO.

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About tronc, Inc.

tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism.  Headquartered in Chicago, the company operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida’s Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant.

tronc, Inc. also operates Tribune Content Agency and the Daily Meal and is majority owner of BestReviews.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.